UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 1, 2024
Date of Report (date of earliest event reported)
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Cognex Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts (State or other jurisdiction of incorporation or organization)	001-34218 (Commission File Number)	04-2713778 (I.R.S. Employer Identification Number)
One Vision Drive Natick, Massachusetts 01760-2059
(Address of principal executive offices and zip code)
(508) 650-3000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.002 per share	CGNX	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition
On May 2, 2024, Cognex Corporation (the "Company") issued a news release to report its financial results for the quarter ended March 31, 2024. The release is furnished as Exhibit 99.1 hereto. The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 1, 2024, the Board of Directors of the Company appointed Dennis Fehr as Senior Vice President of Finance and Chief Financial Officer of the Company, effective May 3, 2024. In such capacity, Mr. Fehr will serve as the Principal Financial Officer of the Company for purposes of filings with the Securities and Exchange Commission. A copy of the press release announcing Mr. Fehr’s appointment is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.
Mr. Fehr will replace Laura MacDonald as Principal Financial Officer of the Company on May 3, 2024. Ms. MacDonald assumed the roles of Principal Financial Officer and Principal Accounting Officer while the Company searched for a new Chief Financial Officer following the resignation of Paul Todgham earlier this year. Ms. MacDonald will continue with the Company in her role as Principal Accounting Officer and Corporate Controller, reporting to Mr. Fehr.
Mr. Fehr, 44, will lead the Company's global finance organization including accounting and controllership, financial planning and analysis, tax, investor relations, internal audit and treasury, as well as the Company’s global information technology organization. Most recently, Mr. Fehr was the Chief Financial Officer of 6K Inc., a manufacturing technology company focused on strategic materials in the battery supply chain and for additive materials. From 2018 to 2022, Mr. Fehr was the Chief Financial Officer of Fluence Energy, Inc. (NASDAQ: FLNC), which was founded as a joint venture between Siemens AG and The AES Corporation. Mr. Fehr helped lead the initial public offering of Fluence Energy in 2021. Prior to Fluence Energy, Mr. Fehr was Vice President of Finance at Siemens from November 2014 to December 2017. From 2003 to 2014, Mr. Fehr held various finance-related positions across the German, Indonesian and Chinese entities of Siemens. Since 2019, Mr. Fehr has also served as a member of the Board of Directors of the German International School Society of Washington, D.C. Mr. Fehr obtained his bachelor’s degree in business administration from Cooperative State University Villingen-Schwenningen.
In connection with his employment, Mr. Fehr will receive an initial annual salary of $415,000, a target bonus of $350,000 with the opportunity to earn 0-225% of this amount based on Company performance and the achievement of individual performance goals, an initial stock option grant with an economic value of approximately $1,700,000 on the date of grant pursuant to the Company’s 2023 Stock Option and Incentive Plan (the “2023 Plan”) that will vest in two equal installments on the fourth and fifth anniversaries of the grant date, an initial restricted stock unit grant with an economic value of approximately $800,000 on the date of grant pursuant to the 2023 Plan that will vest: 20% on the first anniversary of the grant date; 30% on the second anniversary of the grant date; and 50% on the third anniversary of the grant date so long as Mr. Fehr has relocated to Massachusetts by October 31, 2026, commuting assistance for a limited period, up to $60,000 in relocation benefits, and other employee benefits standard to employees of the Company. $170,000 of Mr. Fehr’s 2024 bonus has been guaranteed by the Company and will be prepaid to Mr. Fehr within 30 days of Mr. Fehr’s start date with the Company.

Item 8.01 - Other Events
On May 2, 2024, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.075 per share. The dividend is payable on May 30, 2024, to all shareholders of record at the close of business on May 16, 2024.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	News release, dated May 2, 2024, by Cognex Corporation with respect to financial results for the quarter ended March 31, 2024 (furnished herewith)
99.2	News release, dated May 2, 2024, by Cognex Corporation announcing the appointment of Dennis Fehr (filed herewith)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of May, 2024.

COGNEX CORPORATION

By:	/s/ Laura A. MacDonald
Name:	Laura A. MacDonald
Title:	Vice President of Finance and Corporate Controller